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                                                                   EXHIBIT 4.18




                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                              K N CAPITAL TRUST II

         THIS AMENDED AND RESTATED DECLARATION OF TRUST is made as of June 1, 1998 (this "Amended and Restated Declaration of Trust"), by and between K N Energy, Inc., a Kansas corporation, as sponsor (the "Sponsor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee"). The Sponsor and the Trustee hereby agree to amend and restate the original Declaration of Trust, dated as of January 15, 1998 (the "Original Declaration").

         The Original Declaration is hereby amended and restated in its entirety to read as follows:

         1. The trust continued hereby shall be known as "K N Capital Trust II" (the "Trust"), in which name the Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor assigned, transferred, conveyed and set over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust continued hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust.

         3. The Sponsor and the Trustee will enter into a further amended and restated Declaration of Trust satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Registration Statement (as herein defined), or in such other form as the parties thereto may approve, to provide for the contemplated operation of the Trust continued hereby and the issuance of the Preferred or Capital Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Sponsor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust,
(a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective or post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred or Capital Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred or Capital Securities required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act
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Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred or Capital Securities of the Trust under the Securities Exchange Act of 1934, as amended;
(ii) to file with the New York Stock Exchange or other exchange, or the National Association of Securities Dealers ("NASD"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred or Capital Securities to be listed on the New York Stock Exchange or such other exchange, or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Preferred or Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred or Capital Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Preferred or Capital Securities of the Trust.

         In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustee, the Trustee, in its capacity as trustee of the Trust, is hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "Blue Sky" laws.

         5. This Amended and Restated Declaration of Trust may be executed in one or more counterparts.

         6. The number of trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

         7. This Amended and Restated Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).



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         IN WITNESS WHEREOF, the parties hereto have caused this Amended and
Restated Declaration of Trust to be duly executed as of the day and year first above written.

                                       K N ENERGY, INC.,
                                            as Sponsor



                                       By:  /s/ Martha B. Wyrsch
                                            -----------------------------------
                                            Name:  Martha B. Wyrsch
                                            Title: Vice President,
                                                   General Counsel and Secretary

                                       WILMINGTON TRUST COMPANY,
                                            not in its individual capacity
                                             but solely as trustee of the Trust



                                       By:  /s/ David A. Vanaskey
                                            -----------------------------------
                                            Name:  David A. Vanaskey
                                            Title: Assistant Vice President


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